THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE MARCH 4, 2005.

                                  SCHEDULE "A"
                     FORM OF COMMON SHARE PURCHASE WARRANTS

                         COMMON SHARE PURCHASE WARRANTS

                        THE WARRANTS REPRESENTED BY THIS
                 CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS
                          EXERCISED ON OR BEFORE _, 20_

                              VIVENTIA BIOTECH INC.
                      (Continued under the laws of Ontario)

This is to certify that, for value received, Leslie L. Dan is the registered holder ("HOLDER") of________________ common share purchase warrants ("WARRANTS") each entitling the Holder to subscribe for and purchase one (1) fully paid and non-assessable common share (a "COMMON SHARE") of Viventia Biotech Inc. (the "CORPORATION"), on the terms set out below.

1.    EXERCISE

The Warrants may be exercised on or before 5:00 p.m. (Toronto time) on [THE DATE WHICH IS FOUR YEARS FROM DATE OF ISSUANCE] (the "EXPIRY DATE") by the Holder by completing the subscription form attached hereto and made a part hereof and delivering same to the Corporate Secretary of the Corporation, at its principal office at 10 Four Seasons Place, Suite 501, Toronto ON M9B 6H7, together with this certificate and the appropriate sum being an amount equal to the Exercise Price (as defined hereafter) multiplied by the number of Warrants for which subscription is being made in the subscription form. The Corporation shall notify each Holder in writing of any change of address of its principal office.

2.    EXERCISE PRICE

The exercise price shall be $2.00 per Warrant (the "EXERCISE PRICE") payable in lawful money of Canada, subject to adjustment as provided herein.

3.    PAYMENT

The Common Shares subscribed for must be paid in full at the time of subscription by certified cheque or bank draft payable in Canadian funds to or to the order of the Corporation.

                                      (ii)

4.    SHARE CERTIFICATES

Upon compliance with the conditions as aforesaid, and subject to the provisions under "Dilution" below, the Corporation will cause to be issued to the person or persons in whose name or names the Common Shares so subscribed for are to be issued, the number of Common Shares subscribed for and such person or persons shall be deemed upon presentation and payment as aforesaid, to be the holder or holders of record of such Common Shares. Within five (5) business days of compliance of the conditions aforesaid, the Corporation will cause to be mailed or delivered to the holder at the address or addresses specified in the attached subscription form, a certificate or certificates evidencing the number of Common Shares subscribed for. The certificate evidencing the Common Shares subscribed for shall contain the following legend:

                  "THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                  UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE MARCH 4, 2005."

The Corporation will pay all expenses and other charges payable in connection with the preparation, issuance and delivery of the share certificates issuable upon the exercise of the Warrants.

5.    EXERCISE IN WHOLE OR IN PART

The Warrants may be exercised in whole or in part, and if exercised in part, the Corporation shall issue another certificate, in a form substantially evidencing the remaining rights to purchase Common Shares, provided that any such right shall terminate on the Expiry Date.

This Warrant Certificate is also exchangeable from time to time, upon surrender hereof by the Holder, for new Warrant Certificates of like tenor representing, in the aggregate, the same number of Warrants and/or the Warrant Certificate so surrendered.

6.    NO RIGHTS OF SHAREHOLDER UNTIL EXERCISE

The Holder shall have no rights whatsoever as a shareholder pursuant to the Warrants (including any right to receive dividends or other distribution to shareholders or to vote at a general meeting of the shareholders of the Corporation), other than in respect of Common Shares in respect of which the Holder shall have exercised its right to purchase hereunder and which the Holder shall have actually taken up and paid for.

7.    TRANSFERABILITY

The Warrants and all rights granted hereunder may be transferred on notice to the Corporation and in accordance with applicable securities laws. The Holder may at any time prior to the Expiry Date, upon surrender hereof to the Corporation at its principal office, and upon payment of the

                                     (iii)

reasonable charges of the Corporation, exchange this Warrant certificate for other Warrant certificates evidencing Warrants entitling the Holder and/or its transferee to acquire in the aggregate the same number of Common Shares as may be acquired under the Warrants.

8.    FRACTIONAL COMMON SHARES

To the extent that the Holder would otherwise have been entitled to receive, on the exercise or deemed exercise of Warrants, 0.5 or more of a Common Share, the Holder shall be entitled to receive one Common Share. Except as provided in the preceding sentence, no fractional Common Shares shall be issued.

9.    NO OBLIGATION TO PURCHASE

Nothing contained herein or done pursuant hereto shall obligate the Holder to purchase or pay for, or the Corporation to issue, any Common Shares except those Common Shares in respect of which the Holder shall have exercised its rights to purchase in the manner provided hereunder.

10.   COVENANTS

The Corporation covenants that so long as any Warrants evidenced hereby remain outstanding, it shall:

      10.1 reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase provided for herein should the Holder determine to exercise its rights in respect of all the Common Shares available for purchase and issuance under outstanding Warrants, and all Common Shares which shall be issued upon the exercise of the right to purchase provided for herein, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable Common Shares;

      10.2 make all requisite filings under the securities legislation applicable to it in order that the Corporation continue as a reporting issuer in the Province of Ontario;

      10.3 at all times maintain its existence, subject to the express provisions hereof;

      10.4 use its best efforts to arrange for the additional listing and reservation for issuance of those Common Shares issued in connection with the exercise of the Warrants, and ensure that its Common Shares remain listed and posted for trading on the facilities of the Toronto Stock Exchange or another recognized Canadian stock exchange until at least the end of the one-year period following the Expiry Date; and

      10.5 use its best efforts to well and truly perform and carry out all of the acts or things to be done by it as provided in this Warrant Certificate.

11.   DILUTION

In this Section 11, the following terms have the following meanings:

                                      (iv)

      "COMMON SHARES" means the common shares in the capital of the Corporation, provided that if a change referred to in Sections 11.1 or 11.2 occurs in respect of or affecting the Common Shares, then thereafter "Common Shares" means the shares or other securities or property purchasable or receivable on the exercise of the Warrants as a result of any such change;

      "CURRENT MARKET PRICE" at any particular date means the weighted average trading price of the Common Shares on the Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on the Toronto Stock Exchange, on any other stock exchange in Canada on which the Common Shares are listed and posted for trading as may be selected for that purpose by the board of directors of the Corporation) during the twenty (20) consecutive trading days ending on a date not earlier than the fifth trading day before the particular date or, if the Common Shares are not listed and posted for trading on any stock exchange, the current market price of the Common Shares as determined by the board of directors of the Corporation, which determination shall be conclusive; and for the purposes hereof, "trading day" means a day on which the relevant stock exchange is open for business and the Common Shares may be traded on that exchange on that day;

      "DIVIDEND PAID IN THE ORDINARY COURSE" means a dividend paid on the Common Shares in any financial year of the Corporation, whether in

            (i)   cash,

            (ii) securities of the Corporation, including rights, options or warrants to purchase any securities or property of the Corporation or other assets of the Corporation (but excluding rights, options or warrants referred to in Section 11.2.2 and rights, options or warrants referred to in parentheses in
                  Section 11.2.3.4), or

            (iii) property or other assets of the Corporation,

      in each case to the extent that the amount or value of such dividend together with the amount or value of all other such dividends theretofore paid in such financial year (any such securities, property or other assets so distributed to be valued at the fair market value of such securities, property or other assets, as the case may be, as determined by the board of directors of the Corporation, which determination shall be conclusive) does not exceed the greater of:

            (i)   150% of the greater of

                  (A) the aggregate amount of dividends paid by the Corporation on the Common Shares in the period of twelve
                        (12) consecutive months ended immediately prior to the first day of such financial year; and

                  (B) one-third of the aggregate amount of dividends paid by the Corporation on the Common Shares in the period of thirty-six (36) consecutive months ended immediately prior to the first day of such financial year; or

                                      (v)

            (ii) 100% of the consolidated net income of the Corporation before extraordinary items (but after dividends payable on all shares ranking prior to, or on a parity with the Common Shares, with respect to the payment of dividends) for the period of twelve
                  (12) consecutive months ended immediately prior to the first day of such financial year, such consolidated net income, extraordinary items and dividends to be as shown in the audited consolidated financial statements of the Corporation for such period of twelve (12) consecutive months or if there are no audited consolidated financial statements for such period, computed in accordance with generally accepted accounting principles, consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Corporation; and

      "EQUITY SHARES" means the Common Shares and any shares of any other class or series of the Corporation which may from time to time be authorized for issue if by their terms such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation beyond a fixed sum or a fixed sum plus accrued dividends.

      11.1  Adjustment in Rights

            11.1.1 If, at any time after the date hereof and prior to the Expiry Date, there is a reclassification of the outstanding Common Shares or change of the Common Shares into other shares or securities or any other capital reorganization of the Corporation or a consolidation, merger or amalgamation of the Corporation with or into any other corporation (any such event being called a "CAPITAL REORGANIZATION"), each Holder shall be entitled to receive and shall accept for the same aggregate consideration, upon the exercise of the Warrants at any time after the record date on which the holders of Common Shares are determined for the purpose of the Capital Reorganization (the "relevant record date"), in lieu of the number of Common Shares to which it was theretofore entitled upon such exercise, the kind and amount of shares or other securities of the Corporation or of the corporation resulting from the Capital Reorganization that the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the relevant record date, it had been the holder of record of the number of Common Shares in respect of which the Warrants are then being exercised, and such shares or other securities shall be subject to adjustment thereafter in accordance with provisions which are the same, as nearly as may be possible, as those contained in this
            Section 11; provided that no such Capital Reorganization shall be implemented unless all necessary steps have been taken so that each Holder shall be entitled to receive the kind and amount of shares or other securities of the Corporation or of the corporation resulting from the Capital Reorganization as provided above.

            11.1.2 If, at any time after the date hereof and prior to the Expiry Date, any adjustment in the Exercise Price shall occur as a result of:

            11.1.2.1 an event referred to in Section 11.2.1;

                                      (vi)

            11.1.2.2 the fixing by the Corporation of a record date for an event referred to in Section 11.2.2; or

            11.1.2.3 the fixing by the Corporation of a record date for an event referred to in Section 11.2.3 if such event constitutes the issue or distribution to the holders of all of its outstanding Common Shares of (i) Equity Shares, or (ii) securities exchangeable for or convertible into Equity Shares at an exchange or conversion price per share less than the Current Market Price on such record date, or
            (iii) rights, options or warrants to acquire Equity Shares or securities exchangeable for or convertible into Equity Shares at an exercise, exchange or conversion price per share less than the Current Market Price on such record date;

      then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be adjusted simultaneously with the adjustment to the Exercise Price provided in Section 11.2 by multiplying the number of Common Shares issuable upon the exercise of the Warrants immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price.

11.2  Adjustment in Exercise Price

      The Exercise Price shall be subject to adjustment from time to time as follows:

      11.2.1 If, at any time after the date hereof and prior to the Expiry Date, the Corporation:

            11.2.1.1 subdivides its outstanding Common Shares into a greater number of shares,

            11.2.1.2 consolidates its outstanding Common Shares into a smaller number of shares, or

            11.2.1.3 issues Common Shares to the holders of all of its outstanding Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course,

      (any of such events being called a "COMMON SHARE REORGANIZATION"), the Exercise Price shall be adjusted effective immediately after the record date on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization (the "relevant record date") by multiplying the Exercise Price in effect immediately prior to the relevant record date by a fraction:

            (i) the numerator of which shall be the number of Common Shares outstanding on the relevant record date before giving effect to the Common Share Reorganization; and

                                     (vii)

            (ii) the denominator of which shall be the number of Common Shares outstanding on the relevant record date after giving effect to the Common Share Reorganization.

      11.2.2 If, at any time after the date hereof and prior to the Expiry Date, the Corporation fixes a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Common Shares (the "relevant record date") under which such holders are entitled, during a period expiring not more than forty five (45) days after the relevant record date (the "RIGHTS PERIOD"), to subscribe for or purchase Common Shares at a price per share, or securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share less than 95% of the Current Market Price on the relevant record date (any of such events being called a "RIGHTS OFFERING"), the Exercise Price shall be adjusted effective immediately after the end of the Rights Period by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

            (i)   the numerator of which shall be the aggregate of:

                  (A) the number of Common Shares outstanding on the relevant record date, and

                  (B) the number determined by dividing (1) either (a) the product of the number of Common Shares issued or subscribed for during the Rights Period under the Rights Offering and the price at which such Common Shares were offered, or, as the case may be, (b) the product of the exchange or conversion price of the securities exchangeable for or convertible into Common Shares and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by (2) the Current Market Price on the relevant record date; and

            (ii) the denominator of which shall be, in the case of Section 11.2.2(i)(B)(1)(a), the number of Common Shares outstanding on the relevant record date plus the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering and, in the case of Section 11.2.2(i)(B)(1)(b), the number of Common Shares outstanding at the relevant record date plus the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period.

      If a Holder has exercised the Warrants during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for that Rights Offering then, in addition to the Common Shares to which the

                                     (viii)

      Holder is otherwise entitled upon such exercise pursuant to this agreement, the Holder shall be entitled to that number of additional Common Shares which, when added to the number of Common Shares to which the Holder is entitled upon such exercise, equals the number of Common Shares to which the Holder would have been entitled upon exercise if the Holder had exercised the Warrants immediately after the end of the Rights Period and after giving effect to the adjustment of the Exercise Price provided for in this Section 11.2.2. Such additional Common Shares shall be deemed to have been issued to the Holder immediately following the end of the Rights Period.

      11.2.3 If, at any time after the date hereof and prior to the Expiry Date, the Corporation fixes a record date (the "relevant record date") for the issue or distribution to the holders of all of its outstanding Common Shares of:

            11.2.3.1 shares of any class in its capital,

            11.2.3.2 evidences of its indebtedness,

            11.2.3.3 assets or property, or

            11.2.3.4 rights, options or warrants to subscribe for or purchase any of the foregoing (other than rights, options or warrants to purchase Common Shares exercisable within 45 days of the date of issue of the rights, options or warrants at a price per share equal to or greater than 95% of the Current Market Price), and if such issue or distribution does not constitute a Common Share Reorganization, a Rights Offering or a Dividend Paid in the Ordinary Course (any of such events referred to in Sections 11.2.3.1 through 11.2.3.4 being called a "Special Distribution"), the Exercise Price shall be adjusted immediately after the relevant record date by multiplying the Exercise Price in effect on the relevant record date by a fraction:

            (i)   the numerator of which shall be the difference obtained when
                  (a) the amount by which the aggregate fair market value of the shares, rights, options, warrants, evidences of indebtedness or assets or property, as the case may be, which are distributed in the Special Distribution exceeds the fair market value of the consideration, if any, received therefor by the Corporation, is subtracted from (b) the product obtained when the number of Common Shares outstanding on the relevant record date is multiplied by the Current Market Price on the relevant record date; and

            (ii) the denominator of which shall be the product obtained when the number of Common Shares outstanding on the relevant record date is multiplied by the Current Market Price on the relevant record date;

      provided that no such adjustment shall be made if the result of such adjustment

                                      (ix)

      would be to increase the Exercise Price in effect immediately before the relevant record date. Any determination of fair market value shall be made by the board of directors of the Corporation and their determination shall be conclusive. To the extent that any Special Distribution is not made, the Exercise Price shall be readjusted effective immediately to the Exercise Price that would then be in effect based upon the shares, rights, options or warrants, evidences of indebtedness, assets or property actually distributed.

11.3  Rules for Adjustment in Rights and Exercise Price

For the purpose of this Section 11:

      11.3.1 The adjustments provided for in this Section are cumulative and shall be made successively wherever an event referred to in a particular paragraph of this Section occurs, subject to the following provisions of this Section.

      11.3.2 No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price and no adjustment shall be made in the number of Common Shares issuable on exercise of the Warrants unless it would result in a change of at least one-hundredths of a Common Share; provided, however, that any adjustments which, by reason of this Section, are not required to be made shall be carried forward and taken into account in a subsequent adjustment and so on.

      11.3.3 Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any computation under Section 11.2.

      11.3.4 No adjustment to the Exercise Price shall be made in respect of any event described in Section 11.2 (other than the events referred to in Sections 11.2.1.1 and 11.2.1.2) if the Holder is entitled to participate in such event on the same terms as though, and to the same effect as if, it had exercised the Warrants in full prior to or on the effective date or record date of such event, provided that such participation is subject to all necessary regulatory approval.

      11.3.5 In any case in which this Section 11 requires that an adjustment become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to each Holder in respect of the exercise of the Warrants after such record date and before the occurrence of such event the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event and delivering to the Holder any distributions declared with respect to such additional Common Shares after such record date and before such event; provided, however, that the Corporation delivers to the Holder an appropriate instrument evidencing its right to receive such additional Common Shares and such distributions upon the occurrence of the event requiring such adjustment.

                                      (x)

      11.3.6 If the Corporation fixes a record date to determine the holders of Common Shares entitled to receive any dividend or distribution or fixes a record date to take any other action and thereafter, but before the distribution to shareholders of any such dividend or distribution or the taking of such other action, the Corporation legally abandons its plan to pay such dividend or distribution or take such other action, then no adjustment pursuant to this Section shall be required by reason of the fixing of such record date.

      11.3.7 If the board of directors of the Corporation does not fix a record date for a Common Share Reorganization, Special Distribution or Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the close of business on the day on which the board of directors authorizes the making of the Common Shares Reorganization, Special Distribution or Rights Offering, as the case may be.

      11.3.8 If any question at any time arises with respect to the Exercise Price or the number of Common Shares issuable upon the exercise of the Warrants, such question shall be conclusively determined by the auditors from time to time of the Corporation, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Corporation with the concurrence of each Holder, and any such determination shall be binding upon each Holder, the Corporation and all shareholders. If any such determination is made, the Corporation shall deliver a certificate to each Holder describing such determination.

      11.3.9 As a condition precedent to the taking of any action which would require any adjustment to the Warrants represented by this Warrant Certificate, including the Exercise Price, the Corporation must have taken all action which may be necessary in order that the Corporation shall have issued and reserved in its authorized capital and may validly and legally issue as fully-paid and non-assessable all of the Common Shares or other securities which each Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

      11.3.10 In the case the Corporation, after date of issuance of the Warrants represented by this Warrant Certificate, takes any action affecting the Common Shares, other than an action described in this
      Section 11, which in the opinion of the directors of the Corporation would materially affect the rights of the Holders, the Exercise Price will be adjusted in such manner, if any, and at such time by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the directors have determined it to be equitable to make no adjustment.

11.4  Notice of Adjustment in Exercise Price and Rights

      11.4.1 At least fourteen (14) days prior to the effective date or record date, as the case may be, of any event which requires or might require an adjustment pursuant to this Section 11, the Corporation shall deliver to each Holder a certificate of the

                                      (xi)

      Corporation specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment.

      11.4.2 In case any adjustment for which a notice in Section 11.4.1 has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to each Holder a certificate of the Corporation containing a computation of such adjustment.

12.   CONSOLIDATION AND MERGER

      12.1 The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other company, corporation or other entity (herein called a "successor entity") whether by way of reorganization, reconstruction, consolidation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor entity shall have executed such instruments and done such things as, in the opinion of counsel to the Corporation, are necessary or advisable to establish that upon the consummation of such transaction,:

            12.1.1 the successor entity will have assumed all the covenants and obligations of the Corporation under this Warrant Certificate, and

            12.1.2 this Warrant will be a valid and binding obligation of the successor entity entitling each Holder, as against the successor entity, to all the rights of the Holder under this Warrant Certificate.

      12.2 Whenever the conditions of Section 12.1 shall have been duly observed and performed, the successor entity shall possess and from time to time may exercise each and every right and power of the Corporation under this Warrant Certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any employee or officer of the Corporation may be done and performed with like force and effect by the like employees or officers of the successor entity.

13.   REPRESENTATION AND WARRANTY

The Corporation hereby represents and warrants to each Holder that the Corporation is duly authorized and has the lawful power and authority to create and issue the Warrants represented by this Warrant Certificate and the Common Shares issuable upon the exercise of the Warrants represented by this Warrant Certificate and perform its obligations hereunder and that this Warrant represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms.

14.   TRANSFER RESTRICTION ON COMMON SHARES

If at the time of the exercise of the Warrants, there exist trading restrictions on the Common Shares acquired due to applicable securities legislation, the Corporation may, on the advice of counsel, endorse the Common Shares to such effect.

                                     (xii)

15.   MISCELLANEOUS

If the certificate representing the Warrants is lost, mutilated, destroyed or stolen, the Corporation may, on such reasonable terms as to cost and indemnity or otherwise as it may impose, issue a replacement certificate similar as to denomination, tenor and date as the certificate representing the Warrant so lost, mutilated, destroyed or stolen.

Anything in this Warrant certificate to the contrary notwithstanding, the Warrants may be exercised, and are exercisable, only to the extent permitted by applicable law.

16.   NOTICE

Any notice, communication, payment or demand required or permitted to be given under this Warrant shall be deemed to have been sufficiently given to the recipient if delivered personally, or (other than in the case of payment) if sent by facsimile or sent by ordinary first class mail within Canada, postage prepaid, addressed as follows:

      (a)   to the Corporation at:

      Four Seasons Place
      Suite 501
      Toronto ON M9B 6H7
      Attention: Michael Byrne, Chief Financial Officer and Corporate Secretary

      Facsimile: (416) 335-9306

      (b)   to the Holder:

      78 The Bridle Path
      Toronto, Ontario
      M3B 2B1
      Attention: Leslie Dan

      Facsimile: (416) 291-2162

Any such mailing shall be deemed to be received on the date of delivery if delivered personally, on the next business day following the transmission by facsimile confirmed by the sender thereof or on the third business day following the date of mailing or, in the event of any disruption, strike or interruption in the Canadian postal service after mailing and prior to receipt, on the third business day following full resumption of such Canadian postal service. Either party hereto may change its facsimile number or address for the purpose of this Section by giving written notice of such change to the other.

17.   GOVERNING LAW

The Warrants shall be governed by the laws of the Province of Ontario.

Time shall be of the essence.

                                     (xiii)

IN WITNESS WHEREOF the Corporation has authorized this certificate to be signed
by the signature of its duly authorized officer this    day of        , 200_.

                                       VIVENTIA BIOTECH INC.

                                       By: _____________________________________
                                           Name:  Michael Byrne
                                           Title: Chief Financial Officer and
                                                  Corporate Secretary

                                 SUBSCRIPTION

TO:   VIVENTIA BIOTECH INC.
      10 FOUR SEASONS PLACE
      SUITE 501
      TORONTO ON M9B 6H7
      CANADA

      The undersigned holder of the within Warrant hereby subscribes for _____ Common Shares of Viventia Biotech Inc. (or such number of Common Shares or other securities to which such subscription entitles it in lieu thereof or in addition thereto under the provisions of the Warrants) at the subscription price of $2.00 for each one (1) Warrant evidenced by and on the terms specified in the Warrants and encloses herewith a certified cheque or bank draft payable to the order of Viventia Biotech Inc. in payment of the subscription price.

      The undersigned hereby directs that the said Common Shares be registered as follows:

          NAME                      ADDRESS            NUMBER OF COMMON SHARES
________________________    _______________________   _________________________

                            _______________________

SIN #___________________    _______________________

(Please print full name in which share certificates are to be issued.)

DATED this ___________________ day of _____________________, 200__.

                                             _________________________________

                                             By:___________________________
                                                LESLIE L. DAN